As filed with the Securities and Exchange Commission on September
20 , 1994
           Registration No.



             SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


                              DEERE & COMPANY
          (Exact name of registrant as specified in its charter)

               Delaware                         36-2382580
          (State or other jurisdiction of              (I.R.S.
employer identification no.)
          incorporation or organization)

John Deere Road, Moline, Illinois  61265
(Address of principal executive offices)

JOHNDEERE STOCK PURCHASE PLAN
FOR SALARIED EMPLOYEES ON UNITED STATES PAYROLLS
(Full title of the plan)


Frank S. Cottrell
Deere & Company
John Deere Road
Moline, Illinois 61265
309/765-4675
(Name and address and telephone number of agent for service)



 Calculation of Registration Fee

Title of securities to be registered: Common Stock, $1 par value

Amount to be registered: 1,000,000 Shares(1)

Proposed maximum offering price per share:  $72.625(2)

Proposed maximum aggregate offering price:  $72,625,000(2)

Amount of registration fee:  $25,043.11(2)



(1) The registration statement also covers such indeterminable additional shares as may become issuable pursuant to the antidilution provisions contained in the Purchase
Plan (see prospectus incorporated herein under "John Deere Stock
Purchase Plan for
Salaried Employees").
(2) The proposed maximum offering price, per share and in the aggregate, is being estimated solely for the purpose of computing the registration fee. In accordance with
Rule 457(h), the per share maximum offering price used in this computation is equal to the average of the high and low prices of the common stock of the registrant reported on the New York Stock Exchange Composite Tape on September 15, 1994.

     In accordance with rule 429, the prospectus contained in this registration statement also relates to the securities registered on form S-8 nos. 33-49762, 33-24397
and 2-90384.

                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Registration of Additional Securities

     This Registration Statement is being filed to register additional securities of the same class as those for which Registration Statement on Form S-8, file number 33-49762 and 33-
24397 relating to the John Deere Stock Purchase Plan For Salaried
Employees On United
States Payrolls is effective.

     The contents of Registration Statement on From S-8, file number 33-49762 and 33-
24397, as amended, are incorporated herein by reference.



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on 20 September 1994.

                                   DEERE & COMPANY


                                   By:  /s/  Hans W. Becherer
                                            Hans W. Becherer
                                       Chairman and Chief
Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

     Each person signing below hereby appoints Hans W. Becherer, David H. Stowe, Jr.
and Frank S. Cottrell and each of them as his or her attorney-in-fact to execute and file such amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange
Commission.

Signature                Title                         Date


/s/  Hans W. Becherer    Director, Chairman and
Hans W. Becherer         Chief Executive Officer
                         (principal executive officer)

/s/  Pierre E. Leroy     Senior Vice President,
Pierre E. Leroy          Principal Financial Officer
                         and Principal Accounting
                         Officer

/s/  John R. Block       Director
John R. Block

/s/  Regina E. Herzlinger      Director      September 20, 994
Regina E. Herzlinger

/s/  Arthur L. Kelly      Director
Arthur L. Kelly

/s/  William A. Schreyer  Director
William A. Schreyer

/s/  David H. Stowe, Jr. Director
David H. Stowe, Jr.

/s/  Leonard A. Hadley   Director
Leonard A. Hadley

/s/ Arnold R. Weber      Director
Arnold R. Weber

/s/  Samuel C. Johnson   Director
Samuel C. Johnson

/s/  A. Santamarina V.   Director
A. Santamarina V.

/s/ J. R. Walter         Director
J. R. Walter

                               EXHIBIT INDEX



Regulation S-K
Uniform Exhibit Number        Title                  Page Number



Exhibit 5       Opinion of Counsel                     5

Exhibit 23      Independent Auditors' Consent           6

Exhibit 27      Financial Data Schedule
               (Incorporated by reference     -
                from Deere & Company Form 10-Q for the third quarter ended July 31, 1994, File no. 1-4121)

                                                       EXHIBIT 5

DEERE & COMPANY
JOHN DEERE ROAD
MOLINE, ILLINOIS  61265

FRANK S. COTTRELL
Vice President, General Counsel
and Secretary


20 September 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.    20549

Dear Sirs:

I am the Secretary and General Counsel of Deere & Company, a Delaware corporation (the
"Company"), and have represented the Company in connection with the registration under the Securities Act of 1933 (the "Act") of 1,000,000 shares of the Company's common stock,
$1 par value (the "Shares"), to be issued under the John Deere Stock Purchase Plan For
Salaried Employees (the "Plan").

I have examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, certificates, documents and other papers, and have made or caused to be made such examination of law, as I deemed necessary for the purpose of this opinion.

Based on such examination, it is my opinion that the Shares being registered, when issued and paid for in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the registration statement for the registration under the Act of the Shares.

Very truly  yours,


/s/  Frank S. Cottrell
Frank S. Cottrell
Vice President, General Counsel and Secretary



20 September 1994

EXHIBIT 23

DELOITTE &
     TOUCHE LLP

                         Two Prudential Plaza          Telephone:
(312) 946-3000
                         180 North Stetson Avenue Facsimile:
(312) 946-2600
                         Chicago, Illinois   60601-6779













INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of the John
Deere Stock Purchase Plan For Salaried Employees On United States Payrolls on Form S-8 of the report of Deloitte & Touche dated December 8, 1993, appearing in the Annual
Report on Form 10-K, as amended, of Deere & Company for the year ended October 31,
1993 and to the reference to Deloitte & Touche under the heading
"Experts" in the
Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche llp

DELOITTE & TOUCHE LLP

September 20, 1994